UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2011 tw telecom inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-34243	84-1500624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 1, 2011, tw telecom inc. held its Annual Meeting of Stockholders. The following is a summary of the matters voted on at the meeting as described in the Company’s Definitive Proxy Statement filed on April 29, 2011, and the voting results for each matter.

1.	The six nominees for directors were elected to serve for terms expiring in 2012, as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory J. Attorri	135,344,464	5,587,749	4,748,090
Spencer B. Hays	140,715,900	216,313	4,748,090
Larissa L. Herda	139,296,881	1,635,332	4,748,090
Kevin W. Mooney	138,853,621	2,078,592	4,748,090
Kirby G. Pickle	138,847,521	2,084,692	4,748,090
Roscoe C. Young, II	138,845,989	2,086,224	4,748,090

2.	The appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2011 was ratified by the following shareholder vote:

Votes For	144,853,139
Votes Against	818,696
Abstentions	8,468

3.	The advisory vote on executive compensation was approved by the following shareholder vote:

Votes For	123,407,237
Votes Against	16,887,400
Abstentions	637,576
Broker Non-Votes	4,748,090

4.	The stockholder advisory votes on the frequency of future say on pay advisory votes were as follows:

Three year frequency	68,277,252
Two year frequency	2,842,598
One year frequency	69,178,234
Abstentions	634,129
Broker Non-Votes	4,748,090

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

tw telecom inc.

By: /s/ Tina Davis
Name:	Tina Davis
Title:	Senior Vice President and
Deputy General Counsel

Dated: June 3, 2011